Exhibit 1

TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Liberty Media Debenture-Backed Series 2001-32

*CUSIP:	21988G593	Class A-1
	21988GBE5	Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 5, 2006.

INTEREST ACCOUNT

Balance as of August 1, 2006	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00
Interest portion of December 5, 2006 Call Price received December 5, 2006 upon exercise of Call Warrants by 100% of the holders thereof	$3,637,332.90

LESS:
Distribution to Class A-1 Holders	-$3,637,332.90
Distribution to Class A-2 Holders	-$0.00
Distribution to Depositor	-$0.00
Distribution to Trustee	-$0.00
Balance as of December 5, 2006	$0.00

PRINCIPAL ACCOUNT

Balance as of August 1, 2006	$0.00
Scheduled principal payment received on securities	$0.00
Principal portion of December 5, 2006 Call Price received December 5, 2006 upon exercise of Call Warrants by 100% of the holders thereof	$121,449,536.92

LESS:
Distribution of principal to Class A-1 Holders on December 5, 2006	-$120,685,700.00
Distribution of principal to Class A-2 Holders on December 5, 2006	-$763,836.92
Distribution of $128,000,000 principal amount of underlying securities to Call Warrants Holder on December 5, 2006	-$0.00
Balance as ofDecember 5, 2006	$0.00

UNDERLYING SECURITIES HELD AS OF  December 5, 2006

Principal Amount	Title of Security
$0.00	Liberty Media LLC, successor to Liberty Media Corporation 8.25% Senior Debentures due February 1, 2030
*CUSIP: 530715AJ0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.